Exhibit 5.1
November 6, 2020
Kansas City Southern
427 West 12th Street
Kansas City, Missouri 64105
Ladies and Gentlemen:
We have acted as counsel to Kansas City Southern, a corporation organized under the laws of Delaware (the “Company”), and each of the other subsidiaries of the Company listed on Schedule I hereto (the “Covered Guarantors” and, together with the Company, the “KCS Entities”) in connection with the preparation and filing by each of the KCS Entities with the Securities and Exchange Commission (the “Commission”) of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) on the date hereof, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company of (i) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), (ii) shares of preferred stock of the Company (the “Preferred Stock”), (iii) one or more series of debt securities of the Company (the “Debt Securities”), including the guarantees thereof by the Covered Guarantors and each of the subsidiaries of the Company listed on Schedule II hereto (the “Non-Covered Guarantors” and, together with the Covered Guarantors, the “Guarantors”), (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities or Units (as defined below), or any combination thereof (the “Warrants”), (v) contracts for the purchase or sale of Common Stock or Preferred Stock (the “Stock Purchase Contracts”) and (vi) units consisting of Common Stock, Preferred Stock, Debt Securities, Warrants and/or Stock Purchase Contracts, or any combination thereof (the “Units” and, collectively with the Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Stock Purchase Contracts, the “Securities”). The Securities that are being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.
The Registration Statement includes a base prospectus relating to the offer and sale of the Securities (the “Base Prospectus”), which will be supplemented by one or more prospectus supplements in connection with the sale of the Securities. Each such prospectus supplement, together with the Base Prospectus, is referred to herein as a “Prospectus.”
This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Base Prospectus or any Prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issue of the Securities.
In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinions set forth in this opinion letter:
(i)     the Registration Statement;

(ii)     the Base Prospectus;
(iii)     copies of the certificates of incorporation of each of the KCS Entities;
(iv)     copies of the bylaws of each of the KCS Entities;
(v)     copies of the resolutions adopted by the board of directors of each of the KCS Entities relating to the filing of the Registration Statement with the Commission; and
(vi) the form indenture pursuant to which the Company’s Debt Securities are to be issued (the “Indenture”), filed as Exhibit 4.1 to the Registration Statement.
We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the KCS Entities and of public officials and upon statements and information furnished by officers and representatives of the KCS Entities with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the KCS Entities that we reviewed.
In rendering the opinions contained herein, we have assumed that: (i) the Registration Statement and any supplements and amendments thereto, will comply with all applicable laws (and will remain effective and in compliance at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission and will comply with all applicable laws; (iii) the definitive terms of each class or series of Securities will have been established in accordance with the authorizing resolutions adopted by the board of directors (or an authorized committee thereof) of the applicable KCS Entities, the certificates of incorporation of the applicable KCS Entities and applicable law; (iv) the applicable KCS Entities will issue and deliver the applicable Securities in the manner contemplated by the Registration Statement including the applicable Prospectus, and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unissued and unreserved amounts of such capital stock; (v) the resolutions authorizing the applicable KCS Entities to issue, offer and sell the Securities will have been adopted by the board of directors (or an authorized committee thereof) of the applicable KCS Entities and will be in full force and effect at all times when the Securities are offered or sold by the Company; (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws or applicable laws or regulations or any agreement or other instrument binding upon the KCS Entities; and (vii) any Indenture, form of note under such Indenture, form of Warrant, Warrant Agreement, Stock Purchase Contract Agreement or Unit Agreement (each as defined below) will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company and the Guarantors.

With respect to any Securities consisting of Common Stock, we have further assumed that the Common Stock will be authorized, executed, countersigned by the transfer agent or registrar therefor and delivered by the Company in accordance with applicable laws and sold as contemplated in the Registration Statement.
With respect to any Securities consisting of any series of Preferred Stock, we have further assumed that: (i) the certificate of designation, approved by appropriate corporate action, relating to the Preferred Stock establishing the designations, preferences and rights of the class or series of Preferred Stock (the “Certificate of Designation”), will have been authorized, executed and filed with the Secretary of State of the State of Delaware and (ii) the Preferred Stock will be authorized, executed, countersigned by the registrar and transfer agent therefor and delivered by the Company in accordance with the provisions of the Certificate of Designation and applicable laws and sold as contemplated in the Registration Statement.
With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) the Indenture (and any applicable supplement thereto) will have been authorized, executed and delivered by the applicable KCS Entities and an entity selected by the Company to act as the trustee (the “Trustee”), (ii) the Debt Securities will be issued pursuant to the applicable Indenture, (iii) all terms of the Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provisions of the applicable Indenture and reflected in appropriate documentation approved appropriate corporate action and, if applicable, executed and delivered by the applicable KCS Entities and authenticated by the Trustee, (iv) the Debt Securities will be authorized, executed, authenticated, issued and delivered by the applicable KCS Entities and authenticated by the Trustee in accordance with the provisions of the applicable Indenture and applicable laws and sold as contemplated in the Registration Statement and (v) if the Debt Securities are convertible into Common Stock or other securities of the Company, (x) such Common Stock or other securities of the Company will be authorized by appropriate corporate action, (y) the Debt Securities will be presented for conversion in accordance with the terms thereof and (z) such Common Stock or other securities of the Company will be executed, countersigned by the transfer agent therefor and delivered by the applicable KCS Entities upon such conversion, in accordance with the terms of such Debt Securities.
With respect to any Securities consisting of guarantees, we have further assumed that the issuance of the guarantee will be authorized, executed, issued and delivered by the applicable KCS Entities in accordance with applicable laws and sold as contemplated in the Registration Statement.
With respect to any Securities consisting of any series of Warrants, we have further assumed that: (i) the warrant agreement (if applicable), approved by appropriate corporate action, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent and (ii) the Warrants will be authorized, executed, authenticated, issued and delivered by the Company and the Warrant Agent in accordance with the provisions of the form of Warrant, the Warrant Agreement (if applicable) and applicable laws and sold as contemplated in the Registration Statement.
With respect to any Securities consisting of Stock Purchase Contracts, we have further assumed that: (i) the stock purchase contract agreement relating to the Stock Purchase Contracts (the “Stock Purchase Contract Agreement”) to be entered into between the Company and an entity selected by the Company to act as the stock purchase contract agent (the “Stock Purchase Contract Agent”) will have been approved by appropriate corporate action by the Company and authorized, executed and delivered by the Company and the Stock Purchase Contract Agent and (ii)

the Stock Purchase Contracts will be authorized, executed, authenticated, issued and delivered by the Company and the Stock Purchase Contract Agent in accordance with the provisions of the Stock Purchase Contract Agreement and applicable laws and sold as contemplated in the Registration Statement.
With respect to any Securities consisting of Units, we have further assumed that: (i) the unit agreement, approved by appropriate corporate action, relating to the Units (the “Unit Agreement”) to be entered into between the Company and an entity selected by the Company to act as the unit agent (the “Unit Agent”) will have been authorized, executed and delivered by the Company and the Unit Agent and (ii) the Units and each component of Units will be authorized, executed, authenticated, issued, fully paid and non-assessable (to the extent applicable) and delivered by the Company and the Unit Agent in accordance with the provisions of the Unit Agreement and applicable laws and sold as contemplated in the Registration Statement and each component of the Units will constitute a valid and binding obligation of the Company or any third party (to the extent applicable) as contemplated by the Registration Statement including the Prospectus and the Unit Agreement.
With respect to any Securities issuable upon exercise, exchange or conversion of other Securities, in addition to the above assumptions as applicable, we have further assumed that such Securities issuable upon such exercise, exchange or conversion will be presented for exercise, exchange or conversion in accordance with the terms thereof and delivered by the Company upon such exercise, exchange or conversion in accordance with the terms thereof.
Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.
The Common Stock (including Common Stock issuable upon exercise, exchange or conversion of other Securities), upon receipt by the Company of such lawful consideration therefor as the Company’s board of directors (the “KCS Board”) (or an authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable shares of common stock, par value $0.01 per share, of the Company.

2.
The Preferred Stock (including Preferred Stock issuable upon exercise, exchange or conversion of other Securities), upon receipt by the Company of such lawful consideration therefor as the KCS Board (or an authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable shares of preferred stock, par value $0.01 per share, of the Company.

3.
The Debt Securities (including Debt Securities issuable upon exercise, exchange or conversion of other Securities), upon receipt by the Company of such lawful consideration therefor as the KCS Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company and the Guarantors, as applicable, under the laws of the State of New York, enforceable in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

4.
The Warrants, upon receipt by the Company of such lawful consideration therefor as the KCS Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

5.
The Stock Purchase Contracts, upon receipt by the Company of such lawful consideration therefor as the KCS Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

6.
The Units, upon receipt by the Company of such lawful consideration thereof as the KCS Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

The opinions expressed above are limited to questions arising under the law of the State of New York and the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction.
This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.
The opinions expressed above are as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the KCS Entities that has passed on the validity of the Securities appearing under the caption “Legal Matters” in the Base Prospectus forming part of the Registration Statement or any Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ White & Case LLP
WHITE & CASE LLP

GK/CD/RB/LA

Schedule I
Covered Guarantors

Entity	State of Incorporation
The Kansas City Northern Railway Company	Delaware
Trans-Serve, Inc.	Delaware
KCS Holdings I, Inc.	Delaware
KCS Ventures I, Inc.	Delaware
Southern Industrial Services, Inc.	Delaware
Veals, Inc.	Delaware
Pabtex, Inc.	Delaware

I-1

Schedule II
Non-Covered Guarantors

Entity	State of Incorporation
Gateway Eastern Railway Company	Illinois
The Kansas City Southern Railway Company	Missouri
Southern Development Company	Missouri

II-1